UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __)

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☒  Definitive Proxy Statement

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☐  Soliciting Material Pursuant to §240.14a-12

CHOICEONE FINANCIAL SERVICES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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109 East Division
Sparta, Michigan 49345

April 19, 2019

To our Shareholders:

We invite you to attend the Annual Meeting of Shareholders of ChoiceOne Financial Services, Inc. to be held at:

Moss Ridge Golf Club
13545 Apple Avenue
Ravenna, Michigan
May 22, 2019

11:00 a.m. Annual Meeting; social period to immediately follow

The purpose of the meeting is to elect directors and to consider the other matters described in this proxy statement.

Please plan to join us for an informal social period immediately following the conclusion of the business portion of the Annual Meeting, which starts at 11:00 a.m. A light lunch and refreshments will be served during the social period. Shareholders holding stock in single ownership form are invited to bring a guest.

Please be sure to sign, date and return the enclosed proxy promptly whether or not you plan to attend the meeting. A proxy may be revoked at any time before it is exercised and shareholders who are present at the meeting may revoke their proxy and vote in person if they wish to do so. All shareholders should sign proxies as their names appear on the proxy.

Shareholders of record at the close of business on March 25, 2019 are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately April 19, 2019.

We hope you will join us at the 2019 Annual Meeting. We look forward to seeing you there.

Sincerely,

Kelly J. Potes
President and Chief Executive Officer

109 East Division
Sparta, Michigan 49345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of ChoiceOne Financial Services, Inc. will be held at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, on May 22, 2019, at 11:00 a.m. local time, for the following purposes:

1.Election of directors.

2.Advisory approval of the Company’s executive compensation.

3.An advisory vote to determine whether future votes to approve the Company’s executive compensation should occur every 1, 2, or 3 years.

4.Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year.

We will also transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 25, 2019, are entitled to notice of and to vote at the meeting and any adjournment of the meeting. The proxy statement and proxy are first being mailed to ChoiceOne shareholders on approximately April 19, 2019.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2019: A complete set of proxy materials relating to our annual meeting and our annual report for the year ended December 31, 2018 are available on the Internet at: www.choiceone.com/proxymaterials.

By Order of the Board of Directors,

Mary J. Johnson
Secretary

April 19, 2019

It is important that your shares be represented at the meeting.
Even if you expect to attend the meeting,
PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

CHOICEONE FINANCIAL SERVICES, INC.
109 East Division
Sparta, Michigan 49345

ANNUAL MEETING OF SHAREHOLDERS
MAY 22, 2019

PROXY STATEMENT

Meeting Information

Time and Place of Meeting

You are invited to attend the annual meeting of shareholders of ChoiceOne Financial Services, Inc. that will be held on May 22, 2019, at Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, at 11:00 a.m. local time.

This proxy statement and the enclosed proxy are first being mailed to ChoiceOne shareholders on approximately April 19, 2019, in connection with the solicitation of proxies by ChoiceOne’s Board of Directors for use at the annual meeting. In this proxy statement, “we,” “us,” “our,” “ChoiceOne” and the “Company” refer to ChoiceOne Financial Services, Inc. and “you” and “your” refer to ChoiceOne shareholders.

Purpose of Meeting

The purpose of the annual meeting is to consider and vote upon the election of directors, advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement, an advisory vote to determine the frequency of future votes to approve the Company’s executive compensation, and the ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year. Your Board of Directors recommends that you vote FOR each of the director nominees discussed in this proxy statement, FOR approval of the compensation of the Company’s named executive officers, ONE YEAR for the frequency of future votes to approve the Company’s executive compensation, and FOR ratification of the selection of auditors.

How to Vote Your Shares

You may vote at the meeting if you were a shareholder of record of ChoiceOne common stock at the close of business on March 25, 2019. You are entitled to one vote per share of ChoiceOne common stock that you own on each matter presented at the annual meeting.

As of March 25, 2019, there were 3,618,652 shares of ChoiceOne common stock issued and outstanding.

Your shares will be voted at the annual meeting if you properly sign and return to us the enclosed proxy. If you specify a choice, your proxy will be voted as specified. If you do not specify a choice, your shares will be voted FOR each director nominee named in this proxy statement, FOR approval of the compensation of the Company’s named executive officers, ONE YEAR for the frequency of future votes to approve the Company’s executive compensation, and FOR ratification of the selection of auditors. If other matters are presented at the annual meeting, the individuals named in the enclosed proxy will vote your shares on those matters in their discretion. As of the date of this proxy statement, we do not know of any other matters to be considered at the annual meeting.

You may revoke your proxy at any time before it is exercised by:

•delivering written notice of revocation to the Secretary of ChoiceOne prior to the meeting;

•by delivering a proxy bearing a later date than the proxy you wish to revoke prior to the meeting; or

•attending and voting in person at the annual meeting.

Who Will Solicit Proxies

Directors, officers and employees of ChoiceOne and ChoiceOne Bank (referred to as the “Bank”) will initially solicit proxies by mail. They also may solicit proxies in person, by telephone or by other means, but they will not receive any additional compensation for these efforts. Nominees, trustees and other fiduciaries who hold stock on behalf of beneficial owners of ChoiceOne common stock may communicate with the beneficial owners by mail or otherwise and may forward proxy materials to and solicit proxies from the beneficial owners. ChoiceOne will pay all expenses related to soliciting proxies.

Required Vote and Quorum

Election of Directors. A plurality of the shares voting at the annual meeting is required to elect directors. This means that if there are more nominees than director positions to be filled, the nominees for whom the most votes are cast will be elected. In counting votes on the election of directors, abstentions, broker non-votes and other shares not voted will not be counted as voted, and the number of shares of which a plurality is required will be reduced by the number of shares not voted.

Advisory Approval of Executive Compensation. The advisory vote on executive compensation will be approved on an advisory basis if a majority of the shares that are voted on the proposal at the meeting are voted in favor of approval. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on this proposal voted in favor of approval.

Advisory Approval of Frequency of Votes to Approve the Company’s Executive Compensation. The proposal that receives the most votes—once every one year, two years or three years—will be approved on an advisory basis. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine which proposal receives the most votes.

Each of the votes on the proposals for approval of the Company’s executive compensation and frequency of future votes to approve the Company’s executive compensation are advisory and will not be binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and Personnel and Benefits Committee value the opinions of our shareholders and will review the voting results and take them into consideration when making future decisions regarding executive compensation and when determining the frequency of future votes to approve the Company’s executive compensation.

Ratification of Independent Auditors. The ratification of the selection of Plante & Moran, PLLC as our independent auditors for the current fiscal year will be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of ratification. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted in favor of this proposal.

Required Vote for Other Matters. We do not know of any other matters to be presented at the meeting. Generally, any other proposal to be voted on at the meeting would be approved if a majority of the shares that are voted on the proposal at the meeting are voted in favor of the proposal. Abstentions, broker non-votes and other shares that are not voted on the proposal in person or by proxy will not be included in the vote count to determine if a majority of shares voted on the proposal voted in favor of approval.

Quorum. A majority of the shares entitled to vote at the annual meeting must be present or represented at the meeting to constitute a quorum. To determine whether a quorum is present, we will include shares that are present or represented by proxy, including abstentions and shares represented by a broker non-vote on any matter.

Election of Directors

The Board of Directors presently consists of 9 individuals divided into three classes. Each class of directors is as equal as possible in number and serves for a three-year term of office. The term of office of one class of directors expires at the annual meeting each year. An individual may not continue to serve on the Board of Directors after he or she becomes 70 years old.

ChoiceOne’s Restated Articles of Incorporation provide that each of the Company’s three classes of directors consist of, as nearly as possible, one-third of the total number of directors constituting the entire Board of Directors. Effective March 22, 2019, Raymond A. Lanning resigned from the Company’s Board of Directors, and the size of the Board of Directors has accordingly been reduced from ten members to nine members. In order to assure proper apportionment of the Company’s directors among the three classes, the Board of Directors has determined to nominate director James A. Bosserd as a director with a term to expire at the 2022 annual meeting of shareholders. Mr. Bosserd currently serves as a director with a term to expire at the 2021 annual meeting of shareholders.

Following recommendation by the Governance and Nominating Committee, the Board of Directors proposes that the following nominees be elected as directors for terms expiring at the annual meeting of shareholders to be held in 2022:

James A. Bosserd
Nels W. Nyblad
Kelly J. Potes

Each proposed nominee currently serves as a director of ChoiceOne. The proposed nominees are willing to be elected and serve as directors. If a nominee is unable to serve or is otherwise unavailable for election – which we do not anticipate – the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, your proxy will be voted for the person so selected. If a substitute nominee is not selected, your proxy will be voted for the election of the remaining nominees. No proxy will be voted for a greater number of persons than the number of nominees named.

ChoiceOne’s Board of Directors and Executive Officers

Biographical information is presented below concerning the nominees for director, current directors whose term of office will continue after the annual meeting and ChoiceOne’s executive officers. The biographical information for each nominee and director includes the experiences, qualifications, attributes or skills that caused the Governance and Nominating Committee and the Board to determine that the person should continue to serve as a director for the Company. All of the directors of ChoiceOne also serve as directors of the Bank. Except as otherwise indicated, each nominee, current director and executive officer has had the same principal employment for over five years.

Nominees for Election as Directors with Terms Expiring in 2022

James A. Bosserd (age 69) has been a director of ChoiceOne and the Bank since he was appointed to those boards in April 2001. Mr. Bosserd served as Chief Executive Officer of ChoiceOne and the Bank from April 2001 until his retirement on June 1, 2016, and served as President of ChoiceOne and the Bank from April 2001 to June 2015. Mr. Bosserd was President of ChoiceOne Insurance Agencies, Inc. from April 2001 until June 2016. Prior to joining ChoiceOne and the Bank, Mr. Bosserd was Senior Vice President-Retail Group Manager with Huntington National Bank, a commercial bank, since October 1997 and Senior Vice President-Private Banking Manager with Huntington National Bank since April 1999. Mr. Bosserd also served as President and Chief Executive Officer of FMB State Savings Bank, a commercial bank in Lowell, Michigan, from 1992 through 1997. Mr. Bosserd is a director and former member of the compensation committee of the United Methodist Finance Authority. He is a former director of the Sparta Downtown Development Authority, Wolverine World Wide YMCA, and Community Bankers of Michigan (CBM, formerly MACB), and a former member of CBM’s audit committee. Mr. Bosserd has over 24 years of experience serving in senior executive positions at West Michigan banks, including service as ChoiceOne’s President for fourteen years and Chief Executive Officer for fifteen years. Mr. Bosserd is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne’s markets, competitors, customers, employees, business operations and strategies.

Nels W. Nyblad (age 65) owns Nels Nyblad Family Farm LLC. Mr. Nyblad is also a director of Nyblad Orchards, Inc., Rossroy Enterprises, Nyblad Properties Grand Traverse, LLC, and Nyblad Farms, and former director of Michigan Agricultural Cooperative Marketing Association, Inc. and Cherry Growers Inc. Mr. Nyblad has been a director of ChoiceOne and the Bank since June 2008. Mr. Nyblad is qualified for service as a continuing director by virtue of his substantial business, agricultural, and entrepreneurial experience and experience as a director of several Michigan businesses.

Kelly J. Potes (age 57) has been the Chief Executive Officer of ChoiceOne and the Bank since June 1, 2016 as well as the President and a director of ChoiceOne and the Bank since June 2015. Mr. Potes has served as President of ChoiceOne Insurance Agencies, Inc. since June 2016, and formerly served as Senior Vice President and General Manager of ChoiceOne Insurance Agencies, Inc. from January 2001 until June 2016 and Senior Vice President of the Bank from January 2011 until June 2015. Prior to that, Mr. Potes was President of Kent-Ottawa Financial Advisors, Inc., a financial consulting firm, from 1998 to 2001 and Vice President, Retail Services of the Bank from 1984 to 1998. He is a director of ChoiceOne Insurance Agencies, Inc., Sparta Downtown Development Authority, Wolverine World Wide YMCA, Michigan Community Bankers Service Company, and Urban Transformation Ministries. Mr. Potes formerly served as a Trustee of the Sparta Board of Education and director of West Michigan United Methodist Church Board of Pension and Health. Mr. Potes is qualified for service as a continuing director by virtue of his extensive knowledge and expertise regarding ChoiceOne’s markets, competitors, customers, employees, business operations and strategies.

Your Board of Directors and Governance and Nominating Committee, which consists entirely of independent directors, recommend that you vote FOR the election of all nominees as directors.

Continuing Directors with Terms Expiring in 2021

Greg L. Armock (age 49) is the owner and president of Armock Mechanical Contractors, Inc., a provider of commercial HVAC, ventilation, plumbing, refrigeration and fabrication services. Mr. Armock is also an owner in multiple limited liability companies and investments. Mr. Armock was appointed a director of ChoiceOne and the Bank in January 2018. Mr. Armock is qualified for service as a continuing director by virtue of his substantial business and entrepreneurial experience and skills.

Paul L. Johnson (age 69) is the owner and retired President of Falcon Resources, Inc. in Belmont, Michigan, a sales, engineering and design firm for the automotive and furniture industries. Mr. Johnson was appointed as Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013, served as Vice Chairman from July 2013 until December 2013, and has been a director of ChoiceOne and the Bank since July 1999. Mr. Johnson has been a director of ChoiceOne Insurance Agencies, Inc. from November 2000 through December 2006. Mr. Johnson is qualified for service as a continuing director by virtue of his extensive business and entrepreneurial experience and skills, including eighteen years of experience as a director of ChoiceOne and the Bank. Mr. Johnson also has significant knowledge of and experience with the markets and customers that we serve.

Roxanne M. Page (age 49) is a Certified Public Accountant and Partner with Beene Garter, LLP, an independently owned accounting and consulting firm. Ms. Page was appointed as Vice Chairman of the Board of Directors of ChoiceOne and the Bank in December 2013 and has been a director of ChoiceOne and the Bank since August 2010. Ms. Page is also a director of Bossingham Resort Association, Inc. and served as a director for the Wolverine World Wide YMCA Advisory Board until 2013. Ms. Page is qualified for service as a continuing director by virtue of her substantial accounting and finance expertise and experience.

Continuing Directors with Terms Expiring in 2020

Keith D. Brophy (age 56) was appointed a director of ChoiceOne and the Bank in October 2014. Mr. Brophy assumed the role of Director of the Emergent Holdings Inc. Business Lab in February 2018 and serves as an adjunct professor at Grand Valley State University. He was the State Director and Chief Executive Officer of the Michigan Small Business Development Center from March 2015 until February 2018, was previously the Chief Executive Officer of Ideomed, Inc., a health care technology firm, until February 2015, held executive positions with RCM Technologies and Nusoft Solutions, and was co-founder and Chief Executive Officer of technology firm Sagestone Consulting prior to that. Mr. Brophy also serves as a director and member of the compensation committee of Greatland Corporation, and as a director of the West Michigan Center for Arts and Technology. Mr. Brophy serves on advisory boards for the Grand Rapids SmartZone Local Finance Development Authority, the University of Michigan MTRAC Life Sciences Fund, the University of Michigan Monroe-Brown Seed Fund, FSU Ecommerce, and Meghan’s Army. He is a member and owner in Life Touch 2 LLC, and previously served on other for-profit and non-profit boards in the community, including the Frederick Meijer Gardens and Sculpture Park, the State of Michigan Small Business Development Center, and the Trivalent advisory boards. Mr. Brophy is qualified for service as a continuing director by virtue of his entrepreneurial, technology, and executive experience.

Jack G. Hendon (age 63) is a Certified Public Accountant, Co-Founder, and Partner with H&S Companies, PC, an independently owned accounting and consulting firm. Mr. Hendon is also a partner in HS&C Group LLC, H&S Plaza LLC, H&S Land Company LLC, and Brite Eyes Brewing LLC. Mr. Hendon has been a director of ChoiceOne and the Bank since August 2013. Mr. Hendon serves as a director and audit committee member of the Newaygo Area Promise Zone and is a former director and audit committee chair of Fremont Michigan Insuracorp, which was a Securities and Exchange Commission (“SEC”) reporting company. Mr. Hendon is qualified for service as a continuing director by virtue of his substantial accounting and finance expertise and experience and his experience as a director of an SEC reporting company.

Bradley F. McGinnis (age 47) was appointed as a director of ChoiceOne and the Bank on October 24, 2018 to fill the vacancy left by Dennis C. Nelson after his retirement. Mr. McGinnis is the owner and president of Mega Wall Corporation, a company that specializes in manufacturing and distribution of patented display systems, an Owner of KMJ Ventures, LLC, a real estate holding company, and an Owner of McGinnis & Associates, Inc., a company that brokers wood veneer products. Mr. McGinnis is qualified for service as a continuing director by virtue of his entrepreneurial, technology, and executive experience.

Executive Officers who are not Directors

Lee A. Braford (age 58) has been a Senior Vice President since January 2012, a Vice President of the Bank in Business Development since September 2001, and an executive officer since January 2011. He currently serves as Chief Credit Officer. Mr. Braford was also employed by the Bank from 1980 to 1997. Mr. Braford serves on the board of the Sparta Community Foundation, previously as its chairman, and previously served on the board of Ravenna Baptist Church.

Adom J. Greenland (age 38), a Certified Public Accountant, has been a Senior Vice President of the Bank since November 2015 and a Vice President of the Bank since 2013. He currently serves as Chief Operating Officer. Prior to his employment with ChoiceOne, Mr. Greenland was a Senior Manager with PricewaterhouseCoopers, a global accounting and consulting firm.

Bradley A. Henion (age 49) has been a Senior Vice President and Chief Lending Officer of the Bank since November 2015. Prior to his employment with ChoiceOne, Mr. Henion was Market President of First Community Bank, formerly Select Bank, in Grand Rapids, Michigan. Prior to that, he worked with Greenstone Farm Credit Services and Bank of America, formerly LaSalle Bank.

Mary J. Johnson (age 55) has been a Senior Vice President and Cashier of the Bank since December 2010 and a Vice President of the Bank since September 1998. Prior to that, Ms. Johnson was employed by the Bank in April 1985, serving in various management and executive capacities since April 1993. Ms. Johnson was appointed Secretary of ChoiceOne and the Bank in April 2011 and has been a director of ChoiceOne Insurance Agencies, Inc. since January 2011. Ms. Johnson serves as an officer of Johnson & Johnson Builders, Inc., a construction company. Ms. Johnson also serves as a director of the Sparta Chamber of Commerce.

Thomas L. Lampen (age 63), a Certified Public Accountant, has been a Senior Vice President of the Bank since December 2011, Chief Financial Officer of the Bank since January 1992 and Treasurer of ChoiceOne since April 1987. Mr. Lampen has been the Treasurer of ChoiceOne Insurance Agencies, Inc. since January 1996. Prior to his employment with ChoiceOne, Mr. Lampen was employed by Grant Thornton, a national accounting firm.

Advisory Approval of Executive Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the “Act”), shareholders may cast an advisory vote on the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules. The Company has designed its executive compensation programs to attract, motivate, reward and retain senior management talent, and to encourage senior management to manage the Company to achieve our corporate objectives and increase shareholder value through long-term profitable growth. The Personnel and Benefits Committee, which consists entirely of independent directors, oversees the compensation of the Company’s named executive officers. The Personnel and Benefits Committee believes that the Company’s compensation programs are appropriate for the Company taking into account such factors as the size of the Company and the Bank, the market for executive talent in which we compete, and the Company’s short-term and long-term strategic objectives. The Personnel and Benefits Committee believes that the Company’s compensation programs strike an appropriate balance between incentivizing growth while not encouraging excessive risk-taking. For these reasons, we are recommending that our shareholders vote “FOR” the adoption of the following resolution:

RESOLVED, that the shareholders of ChoiceOne Financial Services, Inc. (the “Company”) approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2019 Annual Meeting of Shareholders under the heading entitled “Executive Compensation.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy and programs described in this proxy statement.

The vote is not binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and Personnel and Benefits Committee value the opinions of our shareholders and will take the results of the vote into consideration when making future decisions regarding executive compensation.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the named executive officers each year at the annual meeting of shareholders. The next such vote will occur at the 2020 annual meeting of shareholders.

Your Board of Directors and Personnel and Benefits Committee, which consists entirely of independent directors, recommend that you vote FOR the approval of the compensation of the Company’s named executive officers.

Advisory Vote on the Frequency of Future Votes to Approve the Company’s Executive Compensation

In accordance with the requirements of the Act, we are asking our shareholders to cast an advisory vote on how frequently we should hold future votes to approve the Company’s executive compensation. By voting on this proposal, shareholders may indicate whether they would prefer a shareholder vote to approve the Company’s executive compensation once every year, once every two years or once every three years. Shareholders may also abstain from voting on this matter.

The Board of Directors has decided to recommend that shareholders vote in favor of holding a shareholder vote to approve the Company’s executive compensation every year. The Board supports an annual advisory vote because we believe that this will provide our shareholders with an ongoing, consistent and timely means of providing input regarding our executive pay programs. The frequency—one year, two years or three years—that receives the greatest number of votes will be considered to have been approved by the shareholders. This vote is advisory and is not binding on the Company, the Board of Directors or the Personnel and Benefits Committee. However, the Board of Directors and the Personnel and Benefits Committee values the opinions of our shareholders and will take them into consideration when making future decisions regarding the frequency of future shareholder advisory votes on executive compensation.

Your Board of Directors and Personnel and Benefits Committee, which consists entirely of independent directors, recommends that you vote ONE YEAR for the frequency of the vote to approve the Company’s executive compensation.

Ratification of the Selection of Independent Registered Public Accounting Firm

ChoiceOne’s Audit and Compliance/CRA Committee (“Audit Committee”) has approved the selection of Plante & Moran, PLLC as the Company’s independent registered public accounting firm to audit the financial statements of ChoiceOne and its subsidiaries for 2019, and to perform such other appropriate accounting services as may be approved by the Audit Committee. The Audit Committee and the Board of Directors propose and recommend that shareholders ratify the selection of Plante & Moran, PLLC to serve as the Company’s independent auditors for the year ending December 31, 2019. More information concerning the relationship of the Company with its independent auditors appears below under the headings “Audit Committee,” “Independent Registered Public Accounting Firm,” and “Audit Committee Report.”

If the shareholders do not ratify the selection of Plante & Moran, PLLC, the Audit Committee will consider a change in auditors for the next year.

Your Board of Directors and Audit Committee, which consists entirely of independent directors, recommend that you vote FOR ratification of the selection of Plante & Moran, PLLC as our independent auditors for 2019.

Corporate Governance

Independence

The Board of Directors has determined that the following 8 of its 10 directors who served during 2018 are “independent” directors as defined by the rules of the SEC and the Nasdaq Listing Rules:

Greg L. Armock

Keith D. Brophy

Jack G. Hendon

Paul L. Johnson

Raymond A. Lanning*

Bradley F. McGinnis

Nels W. Nyblad

Roxanne M. Page

In making this determination, the Board of Directors considered all ordinary course loans and other business transactions between the directors and ChoiceOne.

* Mr. Lanning resigned from the Board of Directors effective as of March 22, 2019.

Committees of the Board of Directors

The Board of Directors has established the following five standing committees:

•Audit and Compliance/CRA Committee

•Executive and Loan Review Committee

•Governance and Nominating Committee

•Personnel and Benefits Committee

•Asset/Liability and Risk Committee

Audit and Compliance/CRA Committee. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee oversees the financial reporting and accounting processes of ChoiceOne. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm and reviews its fees for audit and non-audit services and the scope and results of audits performed by it. The Audit Committee also reviews ChoiceOne’s internal accounting controls, the proposed form of its financial statements, the results of internal audits and compliance programs, and the results of the examinations received from regulatory authorities. The Audit Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Audit Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Roxanne M. Page (Chairperson), Keith D. Brophy, Jack G. Hendon, and Bradley F. McGinnis serve on the Audit Committee. ChoiceOne has designated Ms. Page as an audit committee financial expert as defined by rules of the SEC. All of the members of the Audit Committee are “independent” directors as defined by the rules of the SEC and Nasdaq Listing Rules. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities, and personnel of the Company, and may retain outside counsel or other experts for this purpose at the expense of the Company. The Audit Committee met five times during 2018.

Executive and Loan Review Committee. The Executive and Loan Review Committee reviews all aspects of the Bank’s loan activity, including new loans of $25,000 or more, problem or other loans identified by examiners, loans 60 days or more past due and non-accrual loans. The Executive and Loan Review Committee also approves loan charge-offs and extensions of credit of up to 15% of the capital and surplus of the Bank. The Executive and Loan Review Committee may also act in other capacities if the Board of Directors so authorized. As of the date of this proxy statement, Greg L. Armock (Chairperson), James A. Bosserd, Paul L. Johnson, Nels W. Nyblad and Roxanne M. Page serve on the Executive and Loan Review Committee. The Executive and Loan Review Committee met thirteen times during 2018.

Governance and Nominating Committee. The Governance and Nominating Committee administers the process of nominations for directorships and coordinates ChoiceOne’s corporate governance initiatives and policies. The Governance and Nominating Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Governance and Nominating Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, Paul L. Johnson (Chairperson), Keith D. Brophy, and Jack G. Hendon serve on the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are “independent” directors as defined by Nasdaq Listing Rules. The Governance and Nominating Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Governance and Nominating Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Governance and Nominating Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Governance and Nominating Committee met three times during 2018.

Personnel and Benefits Committee. The Personnel and Benefits Committee performs the functions of a compensation committee. The Personnel and Benefits Committee:

•Reviews from time to time the personnel policies and programs of ChoiceOne, and submits recommendations to the Board of Directors;

•Administers the equity plans of ChoiceOne that are approved by the Board of Directors;

•Reviews the administration of and proposed changes to the retirement and welfare benefit plans of ChoiceOne that are approved by the Board of Directors;

•Makes recommendations to the Board of Directors with respect to incentive compensation plans and equity-based plans;

•Makes any determinations and approvals relating to incentive-based compensation (with the ratification of the Board of Directors) as required to comply with applicable tax laws;

•While meeting outside of the presence of the Chief Executive Officer, reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those corporate goals and objectives, and determines the compensation of the Chief Executive Officer based on the evaluation for recommendation to the Board of Directors; and

•While meeting outside of the presence of the Chief Executive Officer, determines the long-term incentive component of the compensation of the Chief Executive Officer, taking into consideration ChoiceOne’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to ChoiceOne’s Chief Executive Officer in past years.

The Personnel and Benefits Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Personnel and Benefits Committee charter can be found in the Investor Relations Section of ChoiceOne’s website at www.choiceone.com. All of the members of the Personnel and Benefits Committee are “independent” directors as defined by the rules of the SEC and the Nasdaq Listing Rules. As of the date of this proxy statement Jack G. Hendon (Chairperson), Paul L. Johnson, Bradley F. McGinnis, and Nels W. Nyblad serve on the Personnel and Benefits Committee. Kelly J. Potes attends meetings but is not a member of this committee. The Personnel and Benefits Committee may establish subcommittees of the committee and delegate authority and responsibility to subcommittees. In appropriate cases, in its discretion, the Personnel and Benefits Committee may delegate its authority to the executive officers, being mindful that the committee and the Board of Directors are responsible to the Company’s shareholders to perform the functions and fulfill the responsibilities charged to the committee under its charter. The Personnel and Benefits Committee may delegate to the Chief Executive Officer authority to recommend the amount or form of compensation paid to other executive officers and associates subordinate to the Chief Executive Officer, subject to approval by the committee and such limitations and reporting responsibilities as the committee in its discretion shall require. The Personnel and Benefits Committee will not delegate to executive officers its authority to approve awards of stock options or other stock compensation. The Personnel and Benefits Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Personnel and Benefits Committee met five times during 2018.

Asset/Liability and Risk Committee. The Asset/Liability and Risk Committee oversees and assesses the adequacy of the Company’s management of key risks including credit risk, asset/liability risk, liquidity risk, and operational risk. The committee is also responsible for monitoring the Company’s risk management profile and obtaining reasonable assurance of adherence to the Company’s risk management policies. The committee reviews and approves the Company’s policies, plans and programs relating to risk management, and monitors the effectiveness of the Company’s risk management programs. The Asset/Liability and Risk Committee operates pursuant to a written charter, which was adopted by the Board of Directors. A current copy of the Asset/Liability and Risk Committee charter can be found in the Investor Relations section of ChoiceOne’s website at www.choiceone.com. As of the date of this proxy statement, James A. Bosserd (Chairman), Greg L. Armock, Bradley F. McGinnis, and Roxanne M. Page serve on the Asset/Liability and Risk Committee. The Asset/Liability and Risk Committee may delegate responsibility for the assessment of certain risks to various committees of management or the Board of Directors, which shall report and make recommendations to the committee concerning specific areas of risk. The Asset/Liability and Risk Committee has authority to engage consultants, advisors and legal counsel at the expense of the Company. The Asset/Liability and Risk Committee met four times during 2018.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors has determined that having an independent director serve as Chairman of the Board is in the best interest of shareholders at this time. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. We believe that this leadership structure is preferred by a significant number of the Company’s shareholders.

The Board is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily through the Asset/Liability and Risk Committee and the Audit Committee, but the full Board has retained responsibility for general oversight of risks. The Board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Nominations of Directors

The Governance and Nominating Committee will consider director candidates recommended by shareholders, directors, officers, third party search firms and other sources. The Governance and Nominating Committee will ultimately determine whether a recommendation will result in a nomination. In considering potential nominees, the committee will review all candidates in the same manner, regardless of the source of the recommendation. In evaluating the skills and characteristics required of board members, the committee considers various factors and believes that each candidate should:

•be chosen without regard to sex, race, religion or national origin;

•be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•be free of any conflict of interest that would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•possess substantial and significant experience that would be of particular importance to ChoiceOne in the performance of the duties of a director;

•have sufficient time available to devote to the affairs of ChoiceOne in order to carry out the responsibilities of a director; and

•have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.

A shareholder may nominate a candidate for director in accordance with ChoiceOne’s Restated Articles of Incorporation. A shareholder nominating a director must send a written notice to the Secretary of ChoiceOne that sets forth with respect to each proposed nominee:

•the name, age, business address and residence address of the nominee;

•the principal occupation or employment of the nominee;

•the number of shares of common stock of ChoiceOne that the nominee beneficially owns;

•a statement that the nominee is willing to be nominated and to serve; and

•such other information concerning the nominee as would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of the nominee.

You must send this notice to the Secretary not less than 120 days prior to the date of notice of an annual meeting and not more than seven days following the date of notice of a special meeting called for election of directors.

Anti-Hedging Policy

Our anti-hedging policy aligns the interests of our directors and executive officers with our shareholders. The policy prohibits our directors and executive officers from purchasing any instrument or entering into any transaction that is designed to hedge or offset any decrease in the market value of ChoiceOne’s common stock, including short-selling, equity swaps, collars, exchange funds, put or call options, or prepaid variable forward contracts.

Board Meetings and Attendance

During 2018, the ChoiceOne Board of Directors held twelve regular meetings and two special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of committees on which they served during the periods that they served.

Annual Meeting Attendance

ChoiceOne expects all of its directors to attend its annual meeting of shareholders. All directors attended the 2018 annual meeting.

Communicating with the Board of Directors

Shareholders and interested parties may communicate with members of ChoiceOne’s Board of Directors by sending correspondence addressed to the board as a whole, a specific committee, or a specific board member c/o Mary J. Johnson, Secretary, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345. All correspondence will be forwarded directly to the applicable member(s) of the Board of Directors.

Ownership of ChoiceOne Common Stock

Ownership of ChoiceOne Stock by Directors and Executive Officers

The following table sets forth information concerning the number of shares of ChoiceOne common stock held as of December 31, 2018, by each of ChoiceOne’s directors and nominees for director, each of the named executive officers and all of ChoiceOne’s directors, nominees for director and executive officers as a group:

	Amount and Nature of Beneficial Ownership of Common Stock(1)
	Sole Voting and Dispositive Power	Shared Voting or Dispositive Power(2)	Shares Underlying Unexercised Options	Total Beneficial Ownership(3)	Percent of Class
Name of Beneficial Owner
Greg L. Armock		19,461		19,461	*
James A. Bosserd	7,832	15,868	4,820	28,520	*
Keith D. Brophy	4,656	2,370		7,026	*
Jack G. Hendon	13,296			13,296	*
Paul L. Johnson	4,774	51,549		56,323	1.6%
Raymond A. Lanning(4)	41,406	771		42,177	1.2%
Bradley F. McGinnis	9,472			9,472	*
Nels W. Nyblad	17,625	17,439		35,064	1.0%
Roxanne M. Page	1,698	2,060		3,758	*
Kelly J. Potes	3,185	17,850	13,628	34,663	1.0%
Bradley A. Henion	415		3,407	3,822	*
Adom J. Greenland	1,974	2,794	3,407	8,175	*

All directors, nominees for director and executive officers as a group(5)	114,736	200,026	36,409	351,171	9.7%

*Less than 1%.

(1)The numbers of shares stated are based on information furnished by each person listed and include shares personally owned of record by that person and shares that under applicable regulations are considered to be otherwise beneficially owned by that person.

(2)These numbers include shares as to which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract or property right, and shares held by spouses, certain relatives and minor children over whom the listed person may have influence by reason of relationship.

(3)Total beneficial ownership includes 23,881 shares of ChoiceOne common stock held by the ChoiceOne Bank 401(k) in the accounts of employees, of which executive officers of ChoiceOne are administrators. Of the 23,881 shares of ChoiceOne common stock in this plan, the directors and executive officers have included 8,944 shares in this table as beneficially owned with sole voting and dispositive power. The remaining 14,937 shares are reported as beneficially owned with shared voting or dispositive power and the officers and directors disclaim beneficial ownership of such shares.

(4)Mr. Lanning resigned effective as of March 22, 2019.

(5)Includes shares owned by Sheila Clark, who retired effective as of January 2, 2019.

Five Percent Shareholders

No person or group is known to ChoiceOne to be a beneficial owner of 5% or more of ChoiceOne’s outstanding shares of common stock as of December 31, 2018.

Executive Compensation

Summary of Executive Compensation

The following table shows certain information concerning the compensation earned by each person who served as the Chief Executive Officer during the fiscal year ended December 31, 2018 and each of ChoiceOne’s two most highly compensated executive officers other than the persons who served as Chief Executive Officer who were serving as executive officers as of the fiscal year ended December 31, 2018 (together, the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)(2)	Stock Awards(3)	Option Awards(4)	Non-equity Incentive Plan Compensation(5)	All Other Compensation	Total
Kelly J. Potes
President and Chief Executive Officer of ChoiceOne and Bank	2018	$255,000	$15,600	$25,020	$35,000	$16,990	$347,610
	2017	$250,500	$11,500	$12,780	$25,000	$16,879	$316,659
Bradley A. Henion
Vice President of ChoiceOne and Senior Vice President of Bank	2018	$163,019	$15,600	$6,255	$15,249	$2,919	$203,042
	2017	$157,900	$11,500	$3,195	$13,400	$2,638	$188,633
Adom J. Greenland
Senior Vice President of Bank	2018	$151,162	$15,600	$6,255	$14,039	$5,507	$192,563
	2017	$145,000	$11,500	$3,195	$9,200	$4,995	$173,890

(1)Includes salary deferred under the ChoiceOne Bank 401(k) plan, described below.

(2)The amount reported includes directors’ fees paid to Mr. Potes totaling $3,000 in 2017 for services performed in 2016. Mr. Potes did not receive fees for his service as a director in 2017 or 2018.

(3)The values of all stock awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company’s 2018 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Stock awards consist of awards of restricted stock units granted on April 15, 2018, which will vest in equal installments over three years on the grant date anniversary. Any restricted stock units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

(4)The fair values of all option awards reported in this column were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification, ASC Topic 718 Compensation-Stock Compensation (ASC 718). For a discussion of the valuation assumptions, see Note 14 to the Company’s 2018 consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Option awards granted in 2018 consist of awards of non-qualified stock options granted on June 1, 2018, of which 25% were immediately vested and exercisable with the remaining 75% to vest in equal installments over three years on the grant date anniversary. Grantee’s right to exercise options once vested will expire at the earlier of the expiration date or in accordance with the plan’s provisions for death or employment termination. A grantee of stock option awards shall have no rights as a shareholder of the Company until exercise of the option and payment, issuance, and delivery of such shares has occurred. The fair value of each option award is estimated on the date of grant using a Black-Scholes option valuation method.

(5)Reflects the dollar value of non-equity incentive plan compensation earned during 2018.

Change in Control Agreement

On May 13, 2016, ChoiceOne entered into a Change in Control Agreement (the “Change in Control Agreement”) with Mr. Potes, the President and Chief Executive Officer of ChoiceOne. Pursuant to the Change in Control Agreement, Mr. Potes will receive severance benefits if, during term of the Change in Control Agreement and either following a Change in Control or during an Active Change in Control Proposal Period (each as defined in the Change in Control Agreement), Mr. Potes is terminated by ChoiceOne without cause or terminates his employment for good reason (as “cause” and “good reason” are defined in the Change in Control Agreement). The Personnel and Benefits Committee believes the “double trigger” of requiring both a change in control and termination of employment provides an appropriate balance of protection for both ChoiceOne and Mr. Potes.

Mr. Potes will receive a lump-sum payment equal to three times his annual base salary and compensation for health benefit continuation and an automobile allowance through the end of the term of the Change in Control Agreement. All unvested equity awards granted to Mr. Potes will automatically vest upon a Change in Control. The Change in Control Agreement includes a Section 280G cap that limits payments under the agreement as necessary to avoid tax penalties under Section 280G of the Internal Revenue Code.

Receipt of Mr. Potes’ severance benefits is conditioned on obtaining a release and resignation from all of Mr. Potes’ positions with ChoiceOne and the Bank. Additionally, the Change in Control Agreement includes non-competition provisions prohibiting Mr. Potes from soliciting ChoiceOne’s customers and employees for a period of eighteen months after termination of Mr. Potes’ employment.

The foregoing description of the Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Change in Control Agreement, which is filed as Exhibit 10.1 to ChoiceOne’s Form 10-Q for the quarter ended March 31, 2016.

401(k) Plan

The ChoiceOne Bank 401(k) plan is qualified under Section 401(a) of the Internal Revenue Code of 1986 (the “Code”).

The purpose of the 401(k) plan is to permit Bank employees, including the named executive officers, to save for retirement on a pre-tax basis. In addition to an employee’s pre-tax contributions, the Bank may contribute discretionary matching or profit-sharing payments to the 401(k) plan. If the Bank contributes any matching contributions, those contributions are immediately vested. If the Bank contributes profit-sharing payments to the 401(k) plan, those contributions will become fully vested after six years of a participant’s vesting service. The Bank has generally made a contribution to the 401(k) plan each year. A discretionary match was made for 2018.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning outstanding equity awards for each named executive officer as of December 31, 2018. The share and unit amounts and the exercise prices below have been adjusted to reflect the 5% stock dividend paid by the Company on May 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Option Exercise Price	Option Expiration Date	Number of Units of Stock that has Not Vested(2)	Market Value of Units of Stock that Has Not Vested
Kelly J. Potes	8,820	0	$21.13	12/15/25	221	$ 5,525
	3,308	3,308	20.86	4/14/27	368	9,200
	1,500	4,500	25.65	5/31/28	630	15,750

Bradley A. Henion	2,205	0	$21.13	12/15/25	221	$ 5,525
	827	827	20.86	4/14/27	368	9,200
	375	1,125	25.65	5/31/28	630	15,750

Adom J. Greenland	2,205	0	$21.13	12/15/25	221	$ 5,525
	827	827	20.86	4/14/27	368	9,200
	375	1,125	25.65	5/31/28	630	15,750

(1)The non-qualified stock options held by the named executive officers as of December 31, 2018 were granted on December 16, 2015, April 15, 2017 and June 1, 2018, and were 25% immediately vested and exercisable with the remaining 75% to vest in equal installments over three years on the grant date anniversary. Grantee’s right to exercise options once vested will expire at the earlier of the expiration date or in accordance with the plan’s provisions for death or employment termination. A grantee of stock option awards shall have no rights as a shareholder of the Company until exercise of the option and payment, issuance, and delivery of such shares has occurred.

(2)Consists of restricted stock units granted on April 15, 2016, April 15, 2017 and April 15, 2018, respectively, which will vest in equal installments over three years on the grant date anniversary. Any restricted stock units that vest will be converted to shares of Company common stock on a one-for-one basis. Restricted stock units that do not vest will be forfeited and the named executive officer will receive no shares of Company common stock attributable to the forfeited units. A holder of restricted stock units has no rights as a shareholder of the Company until such time as restricted stock units vest and convert into shares of Company common stock.

Director Compensation

The following table provides information concerning the compensation of directors for ChoiceOne’s last completed fiscal year. Mr. Potes did not receive any fees for his service as a director in 2018.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(2)	All Other Compensation	Total
Greg L. Armock(1)	$25,542	$0	$25,542
James A. Bosserd	31,500	0	31,500
Keith D. Brophy(1)	28,500	0	28,500
K. Timothy Bull(3)	7,000	0	7,000
Jack G. Hendon(1)	28,750	0	28,750
Paul L. Johnson	38,750	0	38,750
Raymond A. Lanning(1)(5)	27,750	0	27,750
Bradley F. McGinnis(1)	4,667	0	4,667
Dennis C. Nelson(4)	23,250	0	23,250
Nels W. Nyblad(1)	27,375	0	27,375
Roxanne M. Page	31,125	0	31,125

(1)Directors may elect to defer fees otherwise payable in cash and instead receive payment in the form of ChoiceOne common stock pursuant to the Directors Stock Purchase Plan described in the narrative below. For 2018, Messrs. Armock, Lanning, McGinnis, and Nyblad each elected to receive 100% of their fees in the form of ChoiceOne stock. Messrs. Brophy and Hendon each received 50% of their fees in the form of ChoiceOne stock.

(2)Fees reflect amounts paid in 2018 with respect to service during the fourth quarter of 2017.

(3)Mr. Bull resigned from the Board of Directors effective as of January 24, 2018 in accordance with ChoiceOne’s retirement policy for members of the Board of Directors.

(4)Mr. Nelson resigned from the Board of Directors effective as of October 24, 2018 in accordance with ChoiceOne’s retirement policy for members of the Board of Directors.

(5)Mr. Lanning resigned from the Board of Directors effective as of March 22, 2019.

During 2018, ChoiceOne compensated its directors with a retainer of $2,600 for the Chairperson, and $2,000 for each other director. ChoiceOne directors did not receive per-meeting compensation for participation in Board of Directors meetings.

During 2018, the Bank compensated its directors with an annual retainer as follows: $13,400 for the Chairperson, $7,500 for the Audit Committee Chairperson, $7,000 for the Personnel Committee Chairperson, and $6,000 for each other director. Bank directors received compensation at the rate of $1,000 per meeting when attended in person or via phone participation. In addition, Bank directors received compensation for meetings of any committee of the Board of Directors of the Bank on which they served, including interim loan committee meetings and training sessions, at a rate of $375 per meeting when attended in person or via phone participation.

Effective as of January 1, 2017, Mr. Potes, President and Chief Executive Officer of the Company, is not entitled to any additional compensation related to his service as a director.

Under ChoiceOne’s Directors’ Stock Purchase Plan, a director may elect to receive payment of 25%, 50%, 75% or 100% of his or her director fees in the form of ChoiceOne common stock. On each quarterly payment date, a director participating in this plan receives a number of shares of ChoiceOne common stock (rounded to the nearest whole share) determined by dividing the dollar amount of fees payable that the director has elected to receive as ChoiceOne common stock by the market value of ChoiceOne common stock determined by a poll of ChoiceOne’s market makers on the last day of the month preceding the quarterly payment date.

Potential Payments Upon Termination or Change in Control

Pursuant to the Change in Control Agreement between ChoiceOne and Mr. Potes, Mr. Potes may be entitled to certain severance benefits following a change in control, as described above under the heading “Change in Control Agreement,” which description is here incorporated by reference.

ChoiceOne has granted certain equity awards pursuant to the Stock Incentive Plan of 2012 that are subject to accelerated full vesting upon a change in control of ChoiceOne.

The following table summarizes the potential payments and benefits payable to each of ChoiceOne’s named executive officers upon termination of employment in connection with each of the triggering events set forth in the table below, assuming, in each situation, that the termination of employment took place on December 31, 2018.

Triggering Event and Payments/Benefits	Adom J. Greenland	Bradley A. Henion	Kelly J. Potes
Change in Control(1)(2)	$33,170	$33,170	$762,450
Death(3)(4)	$164,684	$176,141	$268,522
Disability or Retirement(4)	$13,522	$13,522	$13,522

(1)Pursuant to Mr. Potes’ Change in Control Agreement, Mr. Potes will receive severance benefits if, during term of the agreement and either following a Change in Control or during an Active Change in Control Proposal Period (each as defined in the Change in Control Agreement), Mr. Potes is terminated by ChoiceOne without cause or terminates his employment for good reason (as “cause” and “good reason” are defined in the Change in Control Agreement). The payments to Mr. Potes under his Change in Control Agreement after a change in control are limited by Section 280G of the Code. The amount shown in the table for Mr. Potes reflects this limitation.

(2)In accordance with the Stock Incentive Plan of 2012, all outstanding unvested equity awards and stock options shall become immediately fully vested upon a change in control. The amount shown includes the value of accelerated vesting of restricted stock units and stock options.

(3)The Bank obtained bank-owned life insurance on key executives and, if the executive dies while still working for the Bank, the estate will receive one full year of compensation.

(4)In accordance with the Stock Incentive Plan of 2012, restrictions on all outstanding unvested restricted stock units will be removed on a pro rata basis equal to the total number of such awards multiplied by the number of full months elapsed since grant date divided by the total number of full months in the respective restricted period upon death, disability, or retirement.

Audit Committee Report

The Audit and Compliance/CRA Committee (“Audit Committee”) reviews and supervises ChoiceOne’s procedures for recording and reporting the financial results of its operations on behalf of the Board of Directors. ChoiceOne’s management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its supervisory duties, the Audit Committee has reviewed ChoiceOne’s audited financial statements for the year ended December 31, 2018 included in the 2018 Annual Report to Shareholders and has discussed those financial statements with ChoiceOne’s management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee has also reviewed with ChoiceOne’s independent auditors – who are responsible for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles – the judgments of the independent auditors concerning the quality, not just the acceptability, of the accounting principles and such other matters that are required under generally accepted auditing standards to be discussed with the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, has discussed with them their independence from ChoiceOne’s management and ChoiceOne, and has considered the compatibility of nonaudit services with their independence.

After and in reliance on the reviews and discussions described above, the Audit Committee recommended to ChoiceOne’s Board of Directors that the audited financial statements for the year ended December 31, 2018 be included in ChoiceOne’s Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Roxanne M. Page (Chair)
Keith D. Brophy
Jack G. Hendon
Bradley F. McGinnis

Related Matters

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of ChoiceOne and persons who beneficially own more than 10% of the outstanding shares of its common stock to file reports of beneficial ownership and changes in beneficial ownership of shares of common stock with the SEC. SEC regulations require such persons to furnish ChoiceOne with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such reports received by us or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that all applicable Section 16(a) reporting and filing requirements were satisfied by such persons from January 1, 2018 through December 31, 2018, except that one report on Form 4 reporting one untimely-reported transaction was filed for each of Mses. Page, Clark, and Johnson.

Transactions with Related Persons

Directors, nominees for director and executive officers of ChoiceOne and members of their immediate families were customers of and had transactions with the Bank in the ordinary course of business between January 1, 2018 and December 31, 2018. We anticipate that such transactions will take place in the future in the ordinary course of business. All loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features. None of these loan relationships presently in effect were in default as of the date of this proxy statement.

The Audit Committee is responsible for the review and approval of any transaction between the Company and any related person (as defined in Item 404 of Regulation S-K).

Independent Registered Public Accounting Firm

Plante & Moran, PLLC (“Plante Moran”) has been selected to serve as ChoiceOne’s independent auditors for 2019. Plante Moran also served as ChoiceOne’s independent auditors for 2018.

Representatives of Plante Moran are not expected to attend the annual meeting. If a representative of Plante Moran attends the meeting, the representative will have an opportunity to make a statement if he or she desires to do so and will be expected to be available to respond to appropriate questions. In accordance with SEC rules, ChoiceOne’s Audit Committee has adopted a Pre-Approval Policy. Under the Pre-Approval Policy, all audit and non-audit services need to be pre-approved by the Audit Committee.

The Pre-Approval Policy permits the Audit Committee to delegate to one or more of its members pre-approval decisions. The member or members to whom such authority is delegated shall report, for informational purposes, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee has identified certain services that do not impair the independence of the independent auditors and granted general pre-approval for those services. All services that do not have general pre-approval must be specifically pre-approved by the Audit Committee. The Audit Committee will periodically set pre-approval fee levels for all services to be provided by the independent auditors. Any proposed services exceeding these levels require specific pre-approval by the Audit Committee.

The Pre-Approval Policy requires the independent auditors to provide detailed back-up documentation, which will be provided to the Audit Committee, regarding specific services to be provided.

Requests or applications to provide services that require separate pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the Chief Executive Officer or Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on auditor independence. All fees paid to Plante Moran for services performed in 2018 and 2017 were pre-approved pursuant to this policy.

Audit Fees. ChoiceOne paid to Plante Moran $122,250 during 2018 and $103,000 during 2017 for the audit of ChoiceOne’s annual financial statements and review of financial statements included in ChoiceOne’s quarterly reports on Form 10-Q, or services that are normally provided by the auditors in connection with statutory and regulatory filings.

Audit-Related Fees. ChoiceOne paid to Plante Moran $5,000 during 2018 and $3,000 during 2017 for assurance and related services that were reasonably related to the performance of the audit or review of ChoiceOne’s financial statements and are not reported under “Audit Fees” above. Services included a HUD FHA audit.

Tax Fees. ChoiceOne paid to Plante Moran $19,620 during 2018 and $13,500 during 2017 for tax compliance, tax advice and tax planning. Tax services included preparing ChoiceOne’s federal and state tax returns.

All Other Fees. ChoiceOne paid to Plante Moran $15,802 in 2018 for consultation regarding stock incentive plan and accounting standards or treatment and $2,620 in 2017 for consultation regarding investment portfolio sale.

Shareholder Proposals

If you would like a proposal to be presented at the 2019 annual meeting of shareholders and if you would like your proposal to be considered for inclusion in ChoiceOne’s proxy statement and form of proxy relating to that meeting, you must submit the proposal to ChoiceOne in accordance with Securities and Exchange Commission Rule 14a-8. ChoiceOne must receive your proposal by December 21, 2019 for your proposal to be eligible for inclusion in the proxy statement and form of proxy relating to that meeting. To be considered timely, any other proposal that you intend to present at the 2019 annual meeting of shareholders must be submitted in accordance with ChoiceOne’s Bylaws and must be received by ChoiceOne by December 21, 2019.

Householding

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered shareholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Form 10-K Report Available

ChoiceOne’s Form 10-K Annual Report to the Securities and Exchange Commission, including financial statements and financial statement schedules, will be provided to you without charge upon written request. Please direct your requests to Mr. Thomas L. Lampen, Treasurer, ChoiceOne Financial Services, Inc., 109 East Division, Sparta, Michigan 49345.

CHOICEONE FINANCIAL SERVICES, INC. P.O. BOX 186 SPARTA, MI 49345-0186

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/21/2019 for shares held directly and by 11:59 P.M. ET on 05/19/2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/21/2019 for shares held directly and by 11:59 P.M. ET on 05/19/2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐
1.	Election of Directors

Nominees

01	James A. Bosserd 02 Nels W. Nyblad 03 Kelly J. Potes

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	Advisory approval of the Company’s executive compensation.							☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:							1 year	2 years	3 years	Abstain

3.	Advisory approval of the frequency of future shareholder votes on the Company’s executive compensation.						☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

4.	Ratification of the selection of Plante & Moran, PLLC as our registered independent public accounting firm for the current fiscal year.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000418002_1     R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report and Invitation are available at www.proxyvote.com

CHOICEONE FINANCIAL SERVICES, INC. Annual Meeting of Shareholders May 22, 2019 11:00 AM This proxy is solicited by the Board of Directors

The shareholder hereby appoints Mary J. Johnson, Paul L. Johnson and Roxanne M. Page, or any of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of CHOICEONE FINANCIAL SERVICES, INC. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 11:00 AM, EDT on May 22, 2019, at the Moss Ridge Golf Club, 13545 Apple Avenue, Ravenna, Michigan, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR all Director Nominees and FOR Proposals 2 and 4 and 1 Year for Proposal 3 and in their discretion on any other matters that may come before or that are incident to the conduct of the meeting, including any vote to adjourn the meeting.

Continued and to be signed on reverse side

0000418002_2    R1.0.1.18